Exhibit 5.1

August 31, 2005

Kaman Corporation

1332 Blue Hills Avenue

Bloomfield, Connecticut 06002

Ladies and Gentlemen:

We are acting as special Connecticut counsel to Kaman Corporation, a Connecticut corporation (the “Company”), in connection with the Registration Statement on Form S-4 (Registration No. 333-127649) (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of up to 24,426,422 shares of the Company’s Common Stock, par value $1.00 per share (the “Shares”), to be issued by the Company as part of a recapitalization of the Company pursuant to which (i) each share of the Company’s Class A Nonvoting Common Stock will be redesignated as one share of Common Stock entitled to one vote per share and (ii) each share of the Company’s Class B Voting Common Stock will be reclassified into 3.58 shares of Common Stock entitled to one vote per share or, at the election of the holder of the Class B Voting Common Stock, 1.84 shares of Common Stock and an amount in cash equal to $27.10, all as described in the Registration Statement (the “Recapitalization”).

We have reviewed and are familiar with the corporate proceedings relating to the Recapitalization and have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives and other documents as we have deemed relevant and necessary as a basis for the opinions set forth herein. As to certain questions of fact material to our opinions, we have relied upon the representations and warranties set forth in the Agreement, dated as of June 7, 2005, by

Kaman Corporation

August 31, 2005

and among the Company and certain holders of the Company’s Class B Voting Common Stock, a copy of which is set forth in Annex A to the Registration Agreement (the “Recapitalization Agreement”) and upon statements and representations of officers and other representatives of the Company; and we have made no independent investigation of such matters. The opinions expressed herein are limited to the federal law of the United States and the law of the State of Connecticut.

We have made the following assumptions in rendering our opinions: (i) The Registration Statement has become effective under the Act, (ii) the Recapitalization has been approved by the requisite shareholder votes described in the Registration Statement, (iii) the Amended and Restated Certificate of Incorporation of the Company in the form set forth in Annex B to the Registration Statement has been duly executed and delivered by the Company and has been accepted for filing by the Secretary of the State of Connecticut, (iv) the representations and warranties in the Recapitalization Agreement are true and correct on and as of the effective date of the Recapitalization, (v) the parties to the Recapitalization Agreement have fully performed and complied with their covenants and other obligations thereunder, (vi) the Recapitalization has been completed in accordance with the terms and conditions set forth in the Recapitalization Agreement, and (vii) the outstanding shares of Class A Nonvoting Common Stock and the outstanding shares of Class B Voting Common Stock were legally issued, fully paid and non-assessable immediately prior to the Recapitalization.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and delivered in connection with the Recapitalization, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Proxy Statement/Prospectus included in the Registration Statement. This consent shall not be construed as an admission that we come within the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ SHIPMAN & GOODWIN LLP